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                                    EXHIBIT 9

                     OPINION OF BARRY G. SKOLNICK, ESQ. AND
    CONSENT TO ITS USE AS TO THE LEGALITY OF THE SECURITIES BEING REGISTERED

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[MERRILL LYNCH LIFE INSURANCE COMPANY LETTERHEAD]


                                 March 14, 2000


Board of Directors
Merrill Lynch Life Insurance Company
800 Scudders Mill Road
Plainsboro, New Jersey 08536

To The Board Of Directors:

In my capacity as General Counsel of Merrill Lynch Life Insurance Company (the "Company"), I have supervised the preparation of Pre-Effective Amendment No. 1 to the registration statement on Form N-4 of the Merrill Lynch Life Variable Annuity Separate Account A (File No. 33-90243) (the "Account") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940. Such registration statement describes certain flexible premium individual deferred variable annuity contracts which will participate in the Account.

I am of the following opinion:

      1. The Company has been duly organized under the laws of the State of Arkansas and is a validly existing corporation.

      2. The flexible premium individual deferred variable annuity contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

      3. The Account is duly created and validly existing as a separate account of the Company pursuant to Arkansas law.

      4. The assets held in the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the prospectus contained in said registration statement.

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                                        Very truly yours,



                                        /s/ Barry G. Skolnick
                                        ----------------------------

                                        Barry G. Skolnick
                                        Senior Vice President and
                                        General Counsel